                                                                   EXHIBIT 10.3


                                   TRADEMARK
                               LICENSE AGREEMENT

          This Trademark License Agreement ("License Agreement"), effective as of the 31st day of July, 2000, by and between FINAMARK, INC., and ATOFINA PETROCHEMICALS, INC., both Delaware corporations, having offices at World Houston Plaza, 15710 JFK Blvd., Houston, Texas 77032 USA (hereinafter collectively referred to as "Licensor"), and SWBU, L.P., a Delaware Limited Partnership, having offices at 6000 Legacy Drive, Plano, Texas 75204-3601 (hereinafter referred to as "Licensee").

                                    RECITALS

          WHEREAS, the ownership of all of the general and limited partnership interests of Licensee have been purchased by Alon U.S. General Partner, L.L.C. and Alon USA Limited Partner, L.L.C. (the "Alon Partners") from ATOFINA Petrochemicals, Inc., pursuant to an LP Interest Purchase Agreement dated July 31, 2000, between ATOFINA Petrochemicals, Inc., and Sigma Coatings, Inc., and the Alon Partners (the "LP Interest Agreement"); and,

          WHEREAS, Licensee has pursuant to the closing of the LP Interest Agreement, acquired ownership of the Partnership Business as defined in the LP Interest Agreement ("Partnership Business") previously operated by Licensor; and,

          WHEREAS, Licensor owns the federally registered trademarks as set forth in the attached Exhibit "A" (the "Licensed Marks"); which marks are used by Licensor more particularly in connection with its motor fuel sales and sales of other products, throughout the United States as well as abroad; and,

          WHEREAS, Licensor has achieved public acceptance of and a favorable reputation and good will throughout the United States and abroad for the Licensed Marks; and,

          WHEREAS, In connection with the acquisition of all of the Partnership Business, and its future operation and development, Licensee is desirous of acquiring from Licensor the following rights and interests: (i) an exclusive License to use the Licensed Marks in connection with Licensee's manufacture and sale (including for resale by distributors) of certain petroleum products (the "Licensed Products"), namely gasoline, kerosene, diesel, and aircraft fuels, (the "Exclusive Licensed Products"), in the Exclusive Licensed
Territory, as described in the attached Exhibit "B" (the "Exclusive Licensed Territory"); (ii) an exclusive license to use the Licensed Marks in conjunction with the manufacture and sale of asphalt in the Exclusive Licensed Territory, and in Montana, Idaho, Wyoming, Nevada, North Dakota and South Dakota, such exclusivity to extend for as long as Licensee retains an exclusive license pursuant to the terms of an Asphalt Technology License Agreement of even date between Licensor and ATOFINA Petrochemicals, Inc., herewith (the "Asphalt Agreement"); and (iii) a nonexclusive license to use the Licensed Marks in connection with Licensee's manufacture and sale of certain products, including without limitation but subject to Article 1.G. herein, refinery product chemicals (such as benzene and propylene), asphalt and heavier refined oils (the "Other Licensed Products") in the Exclusive Licensed Territory and throughout the United States (the "Licensed Territory");

     NOW THEREFORE, in consideration of the purchase of the Partnership Business, and the mutual covenants and agreements set forth in this License Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

1.   LICENSE.

     A. Commencing on the effective date hereof and continuing until terminated as provided herein, Licensor hereby grants Licensee, solely in connection with the Licensed Products and pursuant to the terms, representations, warranties, covenants, restrictions and conditions contained in this License Agreement, the following rights:
          (i) an exclusive license to use the Licensed Marks in connection with the manufacture and sale of the Exclusive Licensed Products in the Exclusive Licensed Territory; (ii) an exclusive license to use the Licensed Marks in connection with the manufacture and sale of asphalt in the Exclusive Licensed Territory, and in Montana, Idaho, Wyoming, Nevada, North Dakota and South Dakota, such exclusivity to extend for as long as Licensee retains an exclusive license under the terms of the Asphalt Agreement; and, (iii) a non-exclusive license to use the Licensed Marks on Other Licensed Products in the Exclusive Licensed Territory and throughout the United States. It is understood that, in the event that the Licensee ceases to hold exclusivity rights under the Asphalt Agreement in accordance to its terms, Licensee shall have non-exclusive rights to sell asphalt under the Licensed marks throughout the Licensed Territory.

     B. Licensee's rights to make and sell Licensed Products, as provided above, shall include all rights deriving therefrom in connection with the promotion and distribution of Licensed Products, including the right to advertise and promote sales, construct signs, and use the Licensed Marks on and in service stations operated in the Partnership Business, in at least the same manner as used by Licensor in connection with its operation of the Partnership Business, prior to the date of this License Agreement.

     C. Licensor shall not have the right to issue further licenses to others nor to make use for itself, of the Licensed Marks in the Exclusive Licensed Territory on Exclusive Licensed Products, nor the right to license or use any other marks on such products within the Exclusive Licensed Territory which a reasonably prudent purchaser of such products would find confusingly similar to the Licensed Marks; however, Licensor retains the right to use and license the Licensed Marks on all products outside the Exclusive Licensed Territory, and to license and use the Licensed Marks on all products except the Exclusive Licensed Products, and asphalt, inside the Exclusive Licensed territory.

     D. Licensee shall not be required to pay a fee or royalty for Licensee's use of the Licensed Marks. The right and license herein granted is fully paid up and shall be royalty-free in that consideration has been provided to Licensor pursuant to the LP Interest Purchase Agreement dated July 31, 2000 between Licensor and the owners of the general and limited partner interests of Licensee (the "LP Interest Agreement"). This is not a franchise arrangement, but is merely a license to use the Licensed Marks with respect to the Exclusive Licensed Products and Other Licensed Products. Licensee shall not be considered an agent or representative of Licensor. Licensee shall have no rights of ownership in the Licensed Marks nor shall Licensee have the general right to sublicense the Licensed Marks, (other than a limited right to sublicense distributors as set forth in Paragraph 3.H below), without the prior written consent of Licensor.

     E. Pursuant to the LP Interest Purchase Agreement, Licensor has transferred to Licensee Licensor's credit card program and all branded wholesaler agreements currently in place.

     F. Licensor acknowledges that it does not claim exclusive rights to the mere colors used in any of the Licensed Marks and that this License Agreement shall not in any way restrict Licensee from using such colors in Licensee's service station operations after the term of this License Agreement; and furthermore, notwithstanding any provisions contained herein to the contrary, those particular Licensed Marks that are directed to color combinations, namely U.S. Trademark Registrations Nos. 1,642,553; 1,644,206; 1,649,241; and 1,661,952, are excluded from the time limitations contained in Sections 2. and 5. herebelow, and are licensed on a royalty-free basis, in perpetuity. Should Licensee decided to cease use of any one or more of these four marks at any time, it will promptly notify Licensor of such decision, well in advance of any renewal deadlines for any of said Licensed Marks.

     G. For the purposes of limiting the scope of Other Licensed Products and Exclusive Licensed Products, such categories shall specifically exclude lubricants, such as motor oil, diesel engine oil, greases, transmission fluids, and any other lubricants.


2.   LICENSOR'S MARKS.

     A. Licensee acknowledges that the Licensed Marks are a valuable and important property right owned by Licensor, and are essential to the continued good will and reputation developed by Licensor. Licensee shall not sell or transfer any products which are manufactured by Licensee or supplied to Licensee by third parties, which exhibit any of Licensor's Marks unless such products meet the minimum standards for Licensor's products as set forth hereinbelow; however, Licensee may advertise, utilize and sell other brands of products under its own name or names, such uses of other brands inuring (as between Licensor and Licensee) entirely to Licensee. Licensee agrees not to claim or assert any rights, title or interest in or to the Licensed Marks in any way other than its rights under this Agreement.

     B. Licensor reserves the right at any time to change or modify any one or more of the Licensed Marks for its own use, at its sole discretion. In the event Licensor changes any of the Licensed Marks, it will promptly communicate such changes to Licensee. Any such changed Licensed Marks shall be deemed a Licensed Mark under the terms of this Agreement. The decision whether to use any of the Licensed marks shall be at the sole discretion of Licensee, and there is no obligation upon Licensee to use any Licensed Mark or to make changes to any Licensed Mark in use by Licensee at the time of a change by Licensor.

         C. Licensee agrees that, upon Licensor's termination of this License Agreement in accordance to its terms Licensee will immediately cease applying the Licensed Marks to its products, and will promptly destroy all remaining printed materials bearing the Licensed Marks, and remove all traces of the Licensed Marks from its stations and facilities as more fully set forth in paragraphs 8 and 9 hereinbelow. However, upon a termination prior to expiration of this License, Licensee shall have a reasonable time, not to exceed two (2) years to dispose of all its signage inventory that display any of the Licensed Marks.

         D. Licensee agrees that, as far as is practical and according to normal business customs, it will utilize the symbol RMR in conjunction with the federally registered trademarks and service marks contained in the Licensed Marks when used on Exclusive Licensed Products and Other Licensed Products, on signage, and in printed materials.

         E. Licensor shall be responsible for maintaining the Licensed Marks in the United States Trademark Office, including the costs for registering the Licensed Marks, and renewing the registrations of the Licensed Marks.

3.  IMAGE REQUIREMENTS.

         A. Licensee will take all reasonable steps to protect the good will associated with the Licensed Marks and, in order to prevent any deception to the public, will operate its business in accordance with the standards and requirements of quality, production, appearance, cleanliness, safety, and service as are from time to time proscribed by Licensor, provided such provisions are reasonable and do not inflict unreasonable costs or expenses on Licensee; but in no event will Licensee operate according to any standards which are lower than those currently being practiced by Licensor. This shall include keeping the manufacturing, shipping, and retail facilities of Licensee in a neat, attractive and safe condition and also includes making such repairs and renovations as may be reasonably necessary in order to meet the reasonable standards set by Licensor. In addition, Licensee shall at all times maintain adequate inventories and trained personnel to serve the public in a manner commensurate with the reputation of Licensor's Facilities bearing the Licensed Marks. In order to ensure common identity of products and services to the public, Licensee shall place the Licensed Marks on such products, buildings, and displays as Licensor is doing in its commercial locations, or as Licensor may reasonably direct in writing to Licensee.

         B. Licensor shall, at its own expense, provide supervisory assistance to Licensee concerning proper use of the Licensed Marks and proper quality control as set forth in Paragraph 3.A. above. In order to facilitate such assistance and further to ensure compliance with quality specifications and standards for use of the Licensed Marks,

         Licensee shall allow representatives of Licensor at reasonable times, to enter upon the Licensed Facilities for inspection of the same, and upon reasonable written notice will make available to such representatives any information requested, including the right to inspect the premises, the Licensed Products, supplies being used to manufacture the Licensed Products, relevant manufacturing methods, and to conduct any tests necessary to determine if sufficient quality is being maintained.

C. Licensee shall not make any representations to its customers as to the existence of any warranties of Licensor with respect to the Licensed Products being sold by Licensee, nor shall Licensee represent that anyone other than Licensee is in any way responsible for the quality of any product or service being provided by Licensee. Licensee shall make no representations that Licensee is affiliated in any manner with Licensor, nor that Licensor in any manner guarantees the debts, obligations, or liabilities of Licensee.

D. Licensee will not do nor permit to be done any act that would tend to disparage the good will and reputation of Licensor or of any of the Licensed Marks, nor permit any act that could be reasonably foreseen to prejudice, affect, impair, or destroy the titles, interest, and/or ownership of Licensor in the Licensed Marks or the legal existence or enforceability of the Licensed Marks.

E. Under no circumstances will Licensee challenge the validity of the Licensed Marks in any court or proceeding, nor attempt to cancel or invalidate the registrations of the Licensed Marks. Licensee will cooperate fully with Licensor in renewing any registrations of the Licensed Marks as they become due, including providing to Licensor a reasonable number of specimens exhibiting Licensee's commercial usage of the Licensed Marks, and specific information about dates and types of Licensee's usage thereof, without imposing on Licensee any obligation to pay registration fees.

F. Licensee will not use the Licensed Marks in any sales of Exclusive Licensed Products outside the Exclusive Licensed Territory, nor will it use the Licensed Marks in any sale of Exclusive Licensed Products to, or accept any orders for the sale of Exclusive Licensed Products carrying the Licensed Marks from, any entity which Licensee knows or has reason to believe intends to sell the Exclusive Licensed Products using the Licensed Marks outside the Exclusive Licensed Territory. For the avoidance of doubt it is hereby clarified, that notwithstanding anything contained in this agreement Licensee is free to make and sell any products not bearing the Licensed Marks, without restriction, throughout the world.

G. Licensee will remove the Licensed Marks specifically from the gate and entry way of Licensee's refinery and of Licensee's other manufacturing facilities within six (6) months after the effective date of this License Agreement. Nothing in this Agreement shall be construed, however, as preventing Licensee from advertising Licensed Products or Fina credit cards at the Big Spring Refinery or other transportation facilities or otherwise using the Licensed Marks as permitted hereunder.

     H. Licensee is hereby granted a limited right to sublicense the Licensed Marks without the prior written approval of Licensor; but only in the Exclusive Licensed Territory, only for Exclusive Licensed Products, only to reputable jobbers and distributors, and only under terms and conditions at least as restrictive as those contained in this License Agreement. It is hereby agreed that the jobbers and distributors with whom Licensor has contractual relations prior to the date of this Agreement, are to be considered reputable, and the terms and conditions of said contractual relationships are deemed to be as restrictive as those contained herein, for the purposes of this
          Section 3.H. In the event of any such sublicense, Licensee agrees that it will enforce the quality control provisions to which Licensee is subjected herein, and further, that Licensee will include in each and every one of such sublicenses, provisions allowing Licensor to audit and inspect the sublicensees' products and facilities to the same extent Licensor has the rights hereunder with respect to Licensee's products and facilities. Each and every sublicense granted by Licensee hereunder, and each renewal by Licensee of existing sublicenses hereunder, shall include specific language setting forth that the trademarks being sublicensed are not owned by Licensee but are licensed from Licensor. Such language shall refer specifically to this Trademark License Agreement and shall contain provisions describing the exact time period that this License is to run, as well as the obligation on each sublicensee to debrand their products and facilities when legally obligated to by the terms of the relevant sublicense, and within the time period granted therefore. Licensee agrees to obey all laws, rules, regulations, ordinances, and standards of all pertinent governmental bodies in the Licensed Territory with respect to Licensee's use of the Licensed marks in the manufacture and sale of the Licensed Products, and to insert similar provisions in all new and renewed sublicenses, with the intent to bind all sublicensees to identical obligations. However, nothing in this agreement is to be construed as imposing on the Licensee an obligation to guarantee the performance by sublicensees of their obligations.

     I. Licensor and Licensee agree that sale of Exclusive Licensed Products and Other Licensed Products under this License Agreement will be facilitated and increased by use of the Internet as a communications medium to existing and potential customers. Licensor and Licensee agree to develop and provide a mutually agreeable hypertext link from Licensor's web pages to Licensee's web page on the Internet for inquiries made via the Internet of Licensor for Exclusive Licensed Product or Other Licensed Products, or both of such Products. Such hypertext link, its format and the operating requirements and conditions shall be mutually agreed upon by Licensor and Licensee.

4.   INDEMNIFICATION.

     Licensee hereby indemnifies and holds Licensor harmless from any and all product liability and personal injury damages, legal actions, and governmental actions, incurred by Licensee after the Closing, as defined in the LP Interest Agreement, with respect to its manufacture and sale after the Closing of Exclusive Licensed Products and Other Licensed Products displaying the Licensed Marks, and with respect to the Licensed Facilities displaying after the Closing the Licensed Marks, including all reasonable legal costs and attorneys' fees incurred by Licensor in defending any such actions or causes post Closing. However, such indemnity shall not apply to losses caused primarily by the negligence or willful misconduct of Licensor. Licensor hereby indemnifies and holds Licensee harmless from any and all breaches by Licensor of any one or more of the representations and warranties made in this License Agreement.

5.        TERM.

          The term of this License Agreement shall run for twelve (12) years, or as long as Licensee continues to manufacture and sell Licensed Products in the Licensed Territory which display the Licensed Marks, whichever period is shorter.

6.        USE OF THE MARKS.

          A. Licensee will not use any of the Licensed Marks as a part of its corporate or business name. Licensee will only use, and will limit and permit the use of, the Licensed Marks solely in connection with the promotion and sale of Licensed Products. Licensee shall not use the Licensed Marks in connection with any other business, or any other property. No title to the Licensed Marks will pass hereunder to Licensee, or thereafter through or from Licensee; and only the rights granted in or pursuant to this License Agreement are provided to Licensee. However, nothing herein shall be construed as preventing or prohibiting Licensee from stating in any publication that it is a licensee of Licensor.

          B. Licensee's use of the Marks shall at all times be in accordance with styles and standards set forth from time to time by Licensor.

7.        ASSIGNMENT.

          Assignability of this Agreement shall be governed by Section 18.04 of the LP Purchase Agreement, a copy of which is attached hereto as Exhibit "C." Notwithstanding anything to the contrary herein, an assignment at any time of any or all of Licensee's rights or obligations under this Agreement to the Purchaser under the Asset and Stock Purchase Agreement of even date herewith, will be a permitted assignment not requiring prior approval by Licensor.

8.        TERMINATION.

          If Licensee defaults in the performance of any term, covenant or condition provided in this License Agreement, and such default continues uncorrected by Licensee or by Licensee's lender, for a period of ninety (90) days following notice thereof by Licensor to Licensee and Licensee's lender, this License shall thereafter terminate immediately upon delivery of written notice from Licensor to Licensee of notice of termination. However, breaches or infringement by any third party which are addressed diligently by Licensee under
          Section 3.H. or Section 19. hereof, shall not constitute a breach by Licensee of any of the terms of this Agreement. Defaults of this Agreement by Licensee may be cured by Licensee or by Licensee's lender.


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
9.        OBLIGATIONS OF LICENSEE UPON TERMINATION.

          Subject to the provisions of Article 1.F. herein, upon expiration of the twelve year term of this License Agreement, Licensee shall immediately cease to use or display the Licensed Marks, and will return to Licensor, or destroy, all written and printed materials and signage bearing the Licensed Marks within ninety (90) days after such expiration. Upon expiration of the License Agreement, Licensee shall have disposed of all Licensed Products in its inventory which have any of the Licensed Marks permanently affixed thereon; and upon termination or expiration, Licensee shall immediately cease labeling any further products with the Licensed Marks. Upon expiration or termination of this License, it shall be Licensee's sole responsibility to complete the debranding of the Licensed Facilities and insure that all use and display of the Licensed Marks, and all labeling and branding of the Licensed Facilities, shall have completely ceased, and the Licensee shall forthwith cease to use the name FINA on any advertising or promotional materials, including any reference to FINA.

10.       NOTICES AND ADDRESSES.

          Any notice or document required to be delivered hereunder shall be deemed to be delivered, when it is either: (i) sent via confirmed facsimile transmission to the number given below, or (ii) hand-delivered to the parties at their respective addresses set forth below, or (iii) placed in an envelope addressed to the party intended, and mailed via the U.S. Postal service as first class Certified Mail with sufficient postage affixed thereto, to:

          Licensor:           ATOFINA Petrochemicals, Inc.
                              Attention: President
                              World Houston Plaza
                              15710 JFK Boulevard
                              Houston, TX. 77032
                              Fax No. (281) 227-5383

          Licensee:           SWBU, L.P.
                              Attention: President
                              6000 Legacy Drive
                              Plano, Texas 75204-3601
          Fax Number:         (  ) ____________________

          With a copy to:     Bracewell & Patterson, L.L.P.
                              500 N. Akard St., Suite 4000
                              Dallas, TX. 75201-3387
                              Attn: Michael W. Tankersley

                              Israel Discount Bank of New York
                              511 Fifth Avenue
                              New York, New York 10017
                              Telephone No.: (212) 551-8128



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
                         Facsimile No.: (212) 551-8720

Either party may change the address or facsimile number to which notices are to be sent by giving the other party written notice of the new address or facsimile number in the manner provided in this section.

11.       NO WAIVER.

          No waiver by one party of any breach by the other party of any of the other party's obligations, agreements, or covenants hereunder shall be a waiver of any subsequent breach or forbearance by the first party of its rights and remedies with respect to such or any subsequent breach. No waiver, change, modification, or discharge by either party hereto of any provision of this License Agreement shall be deemed to have been made, or shall be effective, unless expressed in writing and signed by both parties.

12.       PARTIAL INVALIDITY.

          If any term or provision of this License Agreement shall be held to be invalid or unenforceable, the remaining terms and provisions of this License Agreement shall not be affected thereby, but each term and provision shall be valid and enforced to the fullest extent permitted by law. Moreover, a valid provision, as similar as possible in its terms and effect, shall be substituted for the provision which is held invalid.

13.       ENTIRE AGREEMENT.

          This License Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and any alterations or additions hereto shall have effect only if reduced to writing and signed by the duly authorized representative of each party. This License Agreement supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter hereof. The terms used in this Agreement and not otherwise defined in this Agreement have the meanings given them in the LP Interest Agreement. No delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement.

14.       ATTORNEYS' FEES AND COSTS.

          [This section is left Intentionally Blank.]

15.       GOVERNING LAW.

          This Licensee Agreement shall be governed, construed and enforced in accordance with the laws of the State of Texas, USA, without giving effect to Texas conflict of laws statutes.

16.      PARTIES BOUND.

         This License Agreement and all of its provisions shall inure to the benefit of and be binding upon the respective heirs and permitted successors and assigns of the parties hereto.

17.      RECITALS.

         The recitals set forth on the first page of this License Agreement are true and correct in all material respects and are incorporated herein by reference.

18.      WARRANTY.

         Except as expressly provided herein, nothing contained herein shall be construed as, and Licensor specifically disclaims, any warranty of validity with respect to any of the Marks; nor shall any provision of this License Agreement be construed as an obligation on Licensor to renew, maintain, or defend in court any one or more of the Licensed Marks. Licensor represents and warrants that the ownership and validity of the Licensed Marks are not being disputed or challenged in any court or other contested proceeding and that the Licensed Marks are currently in full force and effect; and further, that Licensor is not aware of any threat of any such dispute or challenge, nor of any circumstance that will cause Licensee's use of the Licensed Marks to infringe any existing valid third party trademark registration in effect at the time of execution of this Agreement. Licensor further warrants and represents that it has the right to grant the licenses herein granted and has not entered into any agreement that contravenes the license herein granted.

19.      INFRINGEMENT.

         A. Should Licensee become aware of any third party infringement of any one or more of the Licensed Marks in the Licensed Territory, or any improper or wrongful use of the Licensed Marks, Licensee shall immediately bring such improper use or infringement to Licensor's attention in writing. Licensor, at its sole discretion and expense, may choose to pursue legal action against third parties infringing or misusing the Licensed Marks in the Licensed Territory. If Licensor chooses to pursue legal action against such third parties, Licensee will take every reasonable step to cooperate with and assist Licensor in such action, at Licensor's sole cost and expense. Any and all damages recovered by Licensor from third parties for trademark infringement or misuse shall be the sole property of Licensor. Licensor shall reimburse Licensee for Licensee's reasonable, provable costs incurred in cooperating with Licensor during such recovery actions.

         B. Should Licensor choose not to institute legal action against any third party infringer of the Licensed Marks in the Licensed Territory, such decision shall promptly be communicated in writing by Licensor to Licensee, and Licensee may choose to pursue such infringer at Licensee's sole direction and expense. At Licensee's written request in such action, Licensor will cooperate fully with Licensee in such action and will provide to Licensee any necessary documentation required for Licensee to bring lawful suit under the Licensed Marks against third party infringers, including voluntarily being added to the litigation as a necessary party. Any damages or monetary recovery gained by Licensee under such circumstances shall belong exclusively to Licensee, after paying Licensor's reasonable, incurred expenses. Licensee may not enter into any settlement agreement with any third party which has not received the prior written approval of Licensor, which approval shall not be unreasonably withheld; and in no event may Licensee agree to any settlement term which diminishes the scope, validity, or enforceability of any of the Licensed Marks, nor attempts to create any right of use or license in any third party, subject however, to Licensee's limited right to sublicense as set forth in Section 3.H. above. If, at any time during such legal action, Licensor decides it wishes to assume control of such litigation, it may do so without permission of Licensee, and upon full reimbursement of Licensee for all reasonable, provable costs (including attorney's fees) incurred in connection with such litigation. Licensor will be responsible for its own costs and attorney's fees incurred in such litigation. In the case of a monetary recovery thereafter, both parties shall share in the recovery proportionately to the amount of damages each has incurred by reason of said third party infringement, after deduction of all litigation expenses incurred by Licensor and Licensee.


20.   ARBITRATION.

      The parties hereto agree, as a severable and independent arbitration agreement separately enforceable from the remainder of this Agreement, that in the event Licensor and Licensee are unable to amicably resolve any dispute or difference arising under or our of, in relation to or in any way connected with this Agreement (whether contractual, tortious, equitable, statutory, or otherwise, and including any dispute as to the construction, existence, validity, interpretation, enforceability, amendment or breach of this Agreement), all such disputes or differences, upon the election of Licensor or Licensee, shall be finally and exclusively resolved by binding arbitration in Houston, Texas, in accordance with the arbitration provisions of Section 18.13 of the LP Interest Purchase Agreement.

      IN WITNESS WHEREOF, Licensor and Licensee have caused this License Agreement to be executed by the respective authorized parties to be effective as of the date set forth above.



      FINAMARK, INC.                        ATOFINA PETROCHEMICALS, INC.

      By: /s/ PETER J. WINNINGTON           By: /s/ RON W. HADDOCK
         ------------------------------        --------------------------------

      Printed Name: Peter J. Winnington     Printed Name: Ron W. Haddock
                   --------------------                  ----------------------

      Title: Sec/Treas.                     Title: ATTORNEY-IN-FACT
            ---------------------------           -----------------------------



      SWBU, L.P.

      By: ALON USA GP, INC., Its General Partner
         ---------------------------------------

      By: /s/ DAVID WIESSMAN
         ---------------------------------------

      Printed Name: David Wiessman
                   -----------------------------

      Title: Chairman
            ------------------------------------


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